EXHIBIT 10.6
                                                              Loan No. 734133553
                                                                   Preston Creek

                                MULTIFAMILY NOTE
US $4,500,000.00
                                                              New York, New York
                                                         As of  November 1, 1996

     FOR VALUE RECEIVED, the undersigned promise to pay LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285, or order, the principal sum of Four Million Five Hundred Thousand and 00/100 Dollars, with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of 7.33 percent per annum. Interest only shall be payable at 3 World Financial Center, New York, New York 10285, in consecutive monthly installments of Twenty-Seven Thousand Four Hundred Eighty-Seven and 50/100 Dollars (US $27,487.50) on the first day of each month beginning December 1, 1996, until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on November 1, 2003.

     If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees.

     Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the holder hereof shall agree otherwise in writing. The holder hereof may require that any partial prepayments be made on the date monthly installments are due and be in the amount of that part of one or more monthly installments which would be applicable to principal.

     From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

     The indebtedness evidenced by this Note is secured by a Mortgage or Deed of Trust dated as of the date hereof, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the jurisdiction in which the Property subject to the Mortgage or Deed of Trust is located.

     The undersigned shall pay any installment of interest due hereunder within ten (10) calendar days after such installment of interest is due. The undersigned shall pay any other installment due hereunder or due in accordance with the terms of the Mortgage or Deed of Trust securing this Note, within thirty (30) calendar days of the date such installment is due.

     The term "maximum Rate" shall mean the highest lawful rate of interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. For purposes of determining the Maximum Rate, the Indicated Rate Ceiling specified in Texas Revised Civil Statutes, Article 5069-1.04 shall be used; however, if permitted by law, holder hereof may implement any ceiling under that law used to compute the rate of interest hereunder by notice to the undersigned as provided in such article. Notwithstanding the foregoing sentence, if Section 501 of the Depository Institutions Deregulation and Monetary Control Act of 1980 (as amended) permits a higher Maximum Rate than Article 5069-1.04 or applicable state law, such higher Maximum Rate shall apply to this Note.

     Interest on the unpaid principal balance of this Note at the rate stated above in the first paragraph of the first page of this Note (the "Stated Rate") shall be calculated at a daily rate equal to 1/360 times the Stated Rate (but in no event greater than the Maximum Rate). Notwithstanding the foregoing, at any time when the interest contracted for, collected, or charged on the unpaid balance of this Note shall exceed the Stated Rate, such interest shall be calculated at a daily rate of 1/365 times such rate (but in no even greater than the Maximum Rate).

     It is expressly stipulated and agreed to be in the intent of the undersigned and holder hereof at all times to comply with the applicable law governing the Maximum Rate or amount of interest payable on or in connection with this Note and the loan (the "Loan") evidence thereby (or applicable United States federal law to the extent that it permits holder hereof to contract for, charge, take, reserve or receive a greater amount of interest than under law of the state in which the Property is located). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Deed of Trust or any other document (collectively, the "Security Documents") evidencing, securing or executed in connection with Loan, or contracted for, charged, taken reserved or received with respect to Loan, or if acceleration of the maturity of this Note or if any prepayment by the undersigned results in the undersigned having paid any interest in excess of that permitted by law, then it is the undersigned's and the holder hereof's express intent that all excess amounts theretofore collected by the holder hereof be credited on the principal balance of this Note (or, if this Note have been or would thereby be paid in full, refunded to the undersigned), and the provisions of this Note, the Deed of Trust and the other Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder the thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and holder hereof does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note, the Deed of Trust or in any of the other Security Documents that permits the compounding of interests, including, without limitation, any provisions by which any accrued interest is added to the principal amount of this Note, the total amount of interest that the undersigned is obligated to pay and the holder hereof is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e. noncompounded) interest basis at the Maximum Rate on principal amounts actually advanced to or for the account of the undersigned, including all current and prior advances and any advances made pursuant to the Deed of Trust or other Security Documents (such as for the payment of taxes, insurance premiums and similar expenses or costs).

     The undersigned and all other markers, signers, sureties, guarantors and endorsers of this Note waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in the collecting, grace, notice and protest and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder hereof; and if collection procedures are ever commenced, by any means, including legal proceedings or through a probate or bankruptcy court, of if this Note is placed in the hands of any attorney for collection after default or maturity, the undersigned agrees to pay all costs of collection or attempted collection, including reasonable attorney's fees.

     IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its representatives thereunto duly authorized.

BORROWER:                CENTURY PROPERTIES FUND XV,
                         a California limited partnership

                         BY:  Fox Capital Management Corporation,
                              a California corporation, its general
                              partner

                         BY:  /s/William H. Jarrard, Jr.
                              Name: William H. Jarrard. Jr.
                              Title: President


                         PAY TO THE ORDER OF FEDERAL HOME LOAN
                         MORTGAGE CORPORATION WITHOUT RECOURSE.
                         This 1st day of November, 1996.



                         LEHMAN BROTHERS HOLDINGS INC. d/b/a
                         Lehman Capital, A Division of Lehman
                         Brothers Holdings Inc., a Delaware
                         Corporation

                         By:/s/Larry J. Kravetz
                         Name: Larry J. Kravetz
                         Title: Authorized Signatory